Exhibit 3.279

State of California Bill Jones Secretary of State	File

CERTIFICATE OF LIMITED PARTNERSHIP- CONVERSION

IMPORTANT - Read all Instructions before completing this form.
This Space For Filing Use Only

1.	Name of limited partnership: (end the name with the words “Limited Partnership” or the abbreviation “L.P.”)

Riverside Healthcare System, L.P.

2.	Statement of Conversion:

Riverside Healthcare System, LLC	limited liability company	California	199709810046
A. Name of the converting entity	B. Type of entity	C. Jurisdiction	D. Secretary of State file number, if any

E.	The principal terms of the plan of conversion were approved by a vote of the partners or members, which equaled or exceeded the vote required under Section 16903 or 17540.3.

F.	If a vote was required pursuant to Section 16903 or 17540.3, enter the outstanding Interest of each class entitled to vote on the conversion and the percentage of vote required:

Each class entitled to vote	Percentage of vote required
100% Membership Interest	100%

3.	Street address of chief executive office of the converted entity:

One Park Plaza	City Nashville	State TN	Zip 37203

4.	Street address of California office where records are kept:

818 West Seventh Street	City Los Angeles	State CA	Zip 90017

5.	Name the agent for service of process and check the appropriate provision below: C T Corporation System which is

☐	an individual residing in California. Proceed to item 6.
☒	a corporation which has filed a certificate pursuant to Section 1505. Proceed to item 7.

6.	if an individual, California address of the agent for service of process:

City	State CA	Zip

7.	Name and addresses of all general partners: (attach additional pages, if necessary)

A. Name: Columbia Riverside, Inc. Address: One Park Plaza			B. Name: Address:
City: Nashville	State: TN	Zip: 37203	City:	State:	Zip:

8.	Indicate the number of general partners’ signatures required for filing certificates of amendment, restatement, merger, dissolution, continuation and cancellation. 1

9.	Other matters to be included in this certificate may be set forth on separate attached pages and are made a part of this certificate.

10.	Number of pages attached, if any: 2

11.	I certify that the statements contained in this document are true and correct to my own knowledge. I declare that I am the person who is executing this instrument, which execution is my act and deed.

John M. Franck IL Manager/Member
Signature of Authorized Person of Converting Entity	Type or Print Name and Title of Authorized Person	Date

Signature of Authorized Person of Converting Entity	Type or Print Name and Title of Authorized Person	Date

SEC/STATE FORM LP-1A (REV. 3100)	Approved by Secretary of State

AGREEMENT OF CONVERSION

AGREEMENT OF CONVERSION approved and adopted effective May 7 , 2002 by the consent of the members of Riverside Healthcare System, LLC, a California limited liability company (the “LLC”).

1. The LLC shall, pursuant to the provisions of the California Corporations Code, be converted into a California limited partnership, Riverside Healthcare System, L.P. (“Surviving Company”), effective at 12:01 a.m., June 1, 2002 (the “Effective Time”). The separate existence of the LLC shall cease at the Effective Time in accordance with California law.

2. A Certificate of Limited Partnership — Conversion of the Surviving Company shall be filed with the California Secretary of State and shall be the Certificate of Limited Partnership of the Surviving Company; and said Certificate of Limited Partnership shall continue in full force and effect until amended and changed in accordance with California law.

3. An Agreement of Limited Partnership for the Surviving Company shall be executed and will be in full force and effect until changed, altered, or amended as therein provided and in accordance with California law.

4. Each issued membership interest of the LLC immediately before the Effective Time shall be converted into partnership interest of the Surviving Company at the Effective Time as follows:

General Partner	Percent
Columbia Riverside, Inc.	1%

Limited Partners	Percent
Columbia Riverside, Inc.	74%
Riverside Holdings, Inc.	25%

5. The Agreement of Conversion herein made and approved has been submitted and approved by the members of the LLC.

6. As the Agreement of Conversion has been approved by the members of the LLC in the manner prescribed by the provisions of the California Corporations Code, the LLC hereby stipulates that it will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of California, and that it will cause to be performed all necessary acts therein and elsewhere to effectuate the conversion.

7. The manager of the LLC, Columbia Riverside, Inc., is hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and/or record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Agreement of Conversion or of the conversion herein provided for.

IN WITNESS WHEREOF, the members of the LLC have caused this Agreement of Conversion to be executed by their duly authorized officers effective as of the date shown above.

COLUMBIA RIVERSIDE, INC.

By:
John M. Franck II,
Vice President and Secretary

RIVERSIDE HOLDINGS, INC.

By:
John M. Franck II,
Vice President and Secretary

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